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                                                                    Exhibit 23.1


                         INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-66758 on Form S-8 of PDF Solutions, Inc. of our report dated January 18, 2002 appearing in this Annual Report on Form 10-K of PDF Solutions, Inc. for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
March 29, 2002